                                                                  Exhibit 4.8.1


No. N-2003-________

         THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR THE COMMON SHARES ISSUABLE THEREUNDER UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP., THAT SUCH REGISTRATION IS NOT REQUIRED.

                           7% SECURED CONVERTIBLE NOTE

                             Date: December 9, 2004

$500,000                                                          Miami, Florida

                  FOR VALUE RECEIVED, EPIXTAR CORP., a Florida corporation ("Epixtar") and each subsidiary of Epixtar executing this Note (hereinafter collectively "the "Borrower") jointly and severally promise to pay to the persons listed on Schedule A attached hereto at the addresses for each such person set forth on such Schedule (the "Holder(s)") or their registered assigns, on order, without demand, the sum of Five Hundred Thousand Dollars ($500,000) (the "Principal Amount"), together with any accrued and unpaid interest, on December 8, 2004 (the "Maturity Date").

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among Borrower and the Holder dated the date hereof (as amended, modified and supplemented from time to time, the "Security Agreement").

                  The following terms shall apply to this Note.

                                    ARTICLE I

                                    INTEREST.

                  1.1 Interest on this Note shall be accrued at seven percent (7%) annually calculated on a 365 day year commencing on the date on which the Loan is made and payable on the Maturity Date.

                                   ARTICLE II

                                CONVERSION RIGHTS

                  2.1 Discretionary Conversion. The Holder shall have the right at any time until the Maturity Date, to convert all or any portion of the then outstanding Principal Amount and/or accrued interest outstanding (the "Outstanding Obligation"). The number of shares of fully-paid and non-assessable shares of common stock of the Borrower (the "Common Stock") to be issued upon Conversion pursuant to this Section 2.1, as well as Section 2.2 and 2.3 shall be determined by dividing the portion of the Outstanding Obligation that Holder desires to convert by the Conversion Price. For purposes of Article II, the "Conversion Price" shall equal four dollars ($4.00) per share unless adjusted pursuant to Sections 2.5.

                  2.2 Compulsory Conversion. Subject to the conditions set forth hereafter, one (1) time per each 90-day period until the Maturity Date the Company may require the conversion, at the Conversion Price, of up to 20% of the original Principal Amount plus accrued interest in the event that the Market Price of the Common Stock is $10.00 or greater during any thirty (30) consecutive trading days (the "Trading Period") ending on the day prior to the date the Company gives notice that it is requiring conversion (the "Compulsory Notice"). Within seven (7) business days after the Company provides such notice, the Holder shall convert the amount of the Note as required by such notice. If the Holder fails to convert the Notes within the required time period, the Company shall issue and deliver such shares and that portion of the Notes shall be deemed to be converted. The period beginning on the first day of the Trading Period and ending on the seventh business day after the Compulsory Notice shall be defined as the "Required Period." No Compulsory Notice shall be given and any request for conversion pursuant to this section 2.2 shall be of no effect, unless during the entire Required Period there is an effective registration statement pursuant to the Securities Act of 1933 as amended (the "Securities Act") covering the resale of the shares subject to the Note with current prospectus available. Notwithstanding the foregoing no Compulsory Notice may be given by the Company prior to the ninetieth day after the last Compulsory Notice.

                  For purposes hereof, the "Market Price" shall mean: the 4:00 p.m. closing bid prices for the Common Stock on the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ Small Cap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if the shares are not then trading on a Principal Market, such other market or exchange where the Common Stock is listed or traded.

                  2.3 Automatic Conversion. in the event of the closing of a public offering pursuant to a registration statement under the Securities Act or similar document filed under other applicable securities laws in the United States, covering the offer and sale to the public of Common Shares in which:

                  (a) the Common Shares are listed on the New York Stock Exchange, or the American Stock Exchange, or quoted on NASDAQ or any combination thereof; and

                  (b) the minimum gross proceeds to the Corporation from such offering or offerings is/are not less than US $50,000,000; and

                  (c) the initial public offering price is $10.00 or more; and

                  (d) the sale of the Common Stock is subject to an effective registration statement with current prospectus available

                  2.4 Mechanics of Conversion. A Holder may exercise the right to convert this Note by delivering to the Company, at the address set forth in the preamble above, the following: a Note accompanied by a duly executed Notice of Conversion (in the form annexed hereto) for the shares of Common Stock being acquired. Upon such deliveries, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock acquired thereby. The conversion rights represented by each Note are exercisable at the option of the Holder thereof, in whole or in part. Notes may be converted to purchase all or part of the shares of Common Stock. In the case of the conversion of less than the principal amount of the Note, the Borrower shall cancel said Note upon the surrender thereof and shall execute and deliver a new Note of like tenor for the balance of the principal amount thereunder.

         Each date on which a Note with a completed Notice of Conversion is delivered by Holder to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date").

         In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Common Stock issuable upon such conversion shall be deemed to have been issued on the Conversion Date. As soon as practicable after the Conversion Date and in any event within five (5) business days thereafter, the Borrower at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled on such conversion, plus, at the Borrower's election, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Market Price of one full share or an additional share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such conversion.

                  2.5      Adjusted Conversion Price.

                           2.5.1. Pricing Adjustments. Except as hereinafter
provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 2.5.1(F) hereof), including shares held in the Company's treasury, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied by the Conversion Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 2.5.1(E) hereof.

                  For the purposes of this Section 2.5, the term "Conversion Price" shall mean the Conversion Price per share of Common Stock set forth in
Section 2.1, as adjusted from time to time pursuant to the provisions of this
Section 2.5.

                  In calculating the adjustment to the Conversion Price, the following apply:

                           A. In case of the issuance or sale of shares of
Common Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                           B. In case of the issuance or sale (otherwise than as
a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                           C. The number of shares of Common Stock at any one
time outstanding shall exclude the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                           D. Options, Rights, Warrants and Convertible and
Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of this Section 2.5 (D), provided that:

                              (1) The aggregate maximum number of shares of
Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Security Agreement), if any, received by the Company for such options, rights or warrants.

                              (2) The aggregate maximum number of shares of
Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of this Note in accordance with the terms of the Note Purchase Agreement) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                              (3) If any change shall occur in the price per
share provided for in any of the options, rights or warrants referred to in subsection (1) of this Section 2.5.1(D), or in the price per share at which the securities referred to in subsection (2) of this Section 2.5.1(D) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                           E. Subdivision; Combination, Etc.

                              (1) Stock Splits and Dividends. If outstanding
shares of the common stock shall be subdivided into a greater number of shares or a dividend in common stock shall be paid in respect of common stock, the Conversion Price in effect immediately prior to such subdivision or dividend shall simultaneously with the effectiveness of such subdivision or dividend be proportionately reduced. If outstanding shares of common stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                              (2) Reclassification, Etc. In case there occurs
any reclassification or change of the outstanding securities of which are at the time receivable in conjunction with the Security Agreement or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of common stock, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Sections 2.5.

                           F. Exceptions to Adjustment Requirements. No
adjustment shall be required pursuant to this Section 2.5 upon:

                           (1) the exercise of any warrants, options or
convertible securities granted, issued and outstanding on the date of issuance of this Note;

                           (2) upon the grant or exercise of any stock or
options which may hereafter be granted or exercised under any employee stock option plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of the independent directors established for such purpose;

                           (3) any Common Stock issued in connection with a
merger or acquisition;

                           (4) any security issued pursuant to this Note or the
Note Purchase Agreement for unsecured debt securities that have substantially similar terms to the securities issued pursuant to the Security Agreement;

                           (5) any Common Stock issued pursuant to a lease line
or line of credit; or

                           (6) any adjustment of ten cents ($.10) or less,
although such adjustment shall be carried forward and made with the next adjustment (if any).

                      2.5.2. Adjustment of Conversion Price Based on Inability to Maintain Net Income Benchmark. The Conversion Price (as such term is defined in the Notes) shall be reduced based on the Company's net income as set forth in the financial statements set forth in its annual report on Form 10K or 10K-SB for 2003 as set forth below:

                                                              CONVERSION
                       YEAR            NET INCOME               PRICE
                       ----            ----------               -----

                       2003       less than $5,000,000          $2.50

                                $5,000,000 - $7,500,000         $3.50

                                   above  $7,500,000            $4.00

Such adjustment shall be effective on April 15, 2004. At all times, the Conversion Price immediately after such adjustment shall be at least five percent (5%) below the price of the Common Stock on date of adjustment but the Conversion Price shall not be less than $2.50 per share.

                  2.6 Reservation of Shares. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.7 Registration Rights. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

                                   ARTICLE III

                                   PREPAYMENT

                  3.1 Provided a registration statement covering the shares issuable upon conversion is effective at the time with current prospectus available, the Borrower may, upon no less than thirty (30) days written notice to Holder at any time prepay all or a portion of the principal of this Note with accrued interest thereon.

                                   ARTICLE IV

                         ACCELERATION, EVENTS OF DEFAULT

                  4.1 Acceleration of Note. Upon an Event of Default, as hereinafter defined, or in an Event of Default as defined pursuant to the Security Agreement, the Holder at its election may by written notice accelerate the Maturity of this Note and the entire principal amount and accrued interest shall become due and payable.

                  4.2 Event of Default. The occurrence of any of the following events is an Event of Default ("Event of Default"):

                           4.2.1 Failure to Pay Principal or Interest. The
Borrower fails to pay any installment of principal or interest hereon when due if such failure is not cured within five days (5) after receipt of written notice from Holder of such failure to pay.

                           4.2.2 Breach of Covenant. The Borrower breaches any
covenant or other term or condition of this Note or the Security Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after written notice by Holder to Borrower thereof.

                           4. 2.3 Breach of Representations and Warranties. Any
material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading.

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  5.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

                  5.3 Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

                  5.4 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  5.5 Assignability. Subject to compliance with applicable securities laws, this Note, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Note, with the Assignment Form attached hereto duly completed and executed and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Note of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Assignment Form (each a "Transferee") to the Note so surrendered by the Transferor.

                  5.6 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  5.7 Replacement of Note. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor.

                  5.8 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this
Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

                  5.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
                            SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name as of this ______________day of December, 2003.

                                              EPIXTAR CORP.


                                              By:_______________________________
                                              Name:
                                              Title:

         Each of the following hereby agree, joint and severally, to be personally liable under this Note.

                                              EPIXTAR GROUP, INC.


                                              By:_______________________________
                                              Name:
                                              Title:


                                              EPIXTAR BPO SERVICES, INC.


                                              By:_______________________________
                                              Name:
                                              Title:

                                              NATIONAL ONLINE SERVICES, INC.



                                              By:_______________________________
                                              Name:
                                              Title:


                                              LIBERTY ONLINE SERVICES, INC.



                                              By:_______________________________
                                              Name:
                                              Title:


                                              AMERIPAGES, INC.



                                              By:_______________________________
                                              Name:
                                              Title:


                                              B2BADVANTAGE, INC.



                                              By:_______________________________
                                              Name:
                                              Title:

                                            ONE WORLD COMMUNICATIONS, INC.



                                            By:_________________________________
                                            Name:
                                            Title:


                                            EPIXTAR COMMUNICATIONS, INC.



                                            By:_________________________________
                                            Name:
                                            Title:


                                            EPIXTAR PREPAID COMMUNICATIONS CORP.



                                            By:_________________________________
                                            Name:
                                            Title:

                              NOTICE OF CONVERSION
                              --------------------

           (To be executed by the Holder in order to convert the Note)



                  The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by EPIXTAR CORP. and dated December 9, 2003 into Shares of Common Stock of EPIXTAR CORP. (the "Company") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:       ______________________________________________________

Conversion Price:         ______________________________________________________

Shares To Be Delivered:   ______________________________________________________

Signature:                ______________________________________________________

Print Name:               ______________________________________________________

Address:                  ______________________________________________________

                          ______________________________________________________

                                   Schedule A
                                   ----------

                                       to
                                       --

               7% Secured Convertible Note Dated December 9, 2003
               --------------------------------------------------